Filed Pursuant to Rule 424(b)(5) File No. 333-274324

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED nOVEMBER 20, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT (to Prospectus dated September 29, 2023)
$

Ramaco Resources, Inc.
% Senior Notes due 2029

We are offering $      aggregate principal amount of our       % Senior Notes due 2029 (the “Notes”). Interest on the Notes will accrue from      , 2024, and will be paid quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2025, and at maturity. The Notes will mature on November      , 2029. We may redeem the Notes in whole or in part on or after      , at our option at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, as described under “Description of Notes - Optional Redemption.” In addition, we may redeem the Notes, in whole, but not in part, at any time at our option, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption, upon the occurrence of certain change of control events, as described under “Description of Notes - Optional Redemption Upon Change of Control.” The Notes will be issued in denominations of $25.00 and in integral multiples thereof.

The Notes will be our senior unsecured obligations, will rank equally with all of our existing and future senior unsecured indebtedness, including our 9.00% Senior Notes due 2026 issued under an indenture, dated July 13, 2021 between the Company and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by the first supplemental indenture, dated July 13, 2021 (the “2026 Notes”), and will be senior to any other indebtedness expressly made subordinate to the Notes. The Notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. There was $34.5 million in aggregate principal amount of our 2026 Notes issued and outstanding as of September 30, 2024.

Investing in the Notes involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We intend to apply to list the Notes on the Nasdaq Global Select Market (“Nasdaq”). If approved for listing, trading on Nasdaq is expected to begin within 30 business days of      , 2024, the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the Notes at any time.

		Per Note		Total(2)(3)
Public offering price	$		$
Underwriting discount(1)	$		$
Proceeds, before expenses, to us(2)	$		$

(1)	See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

(2)	Lucid Capital Markets, LLC (“Lucid”), as representative of the underwriters, may exercise an option to purchase up to an additional $ aggregate principal amount of Notes offered hereby, within 30 days of the date of this prospectus supplement. If this option is exercised in full, the total public offering price will be $ , the total underwriting discount paid by us will be $ , and total proceeds to us, before expenses, will be approximately $ .

(3)	Total expenses of the offering payable by us, excluding underwriting discounts and commissions and the Structuring Fee (as defined in “Underwriting”) are estimated to be $ .

The underwriters expect to deliver the Notes to purchasers in book-entry only form through the facilities of The Depository Trust Company for the accounts of its participants, on or about , 2024.

Joint Book-Running Managers

Lucid Capital Markets               B. Riley Securities               Janney Montgomery Scott                Piper Sandler

Lead Managers

The Benchmark Company                InspereX LLC                Texas Capital Securities               William Blair & Company, L.L.C.

The date of this prospectus supplement is           , 2024

Table of Contents

Prospectus Supplement

Prospectus

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+3.” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day preceding the settlement date, will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is one business day preceding the settlement date should consult their own advisors.

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the SEC a registration statement on Form S-3 (File No. 333-274324) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on September 29, 2023.

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus, you should rely only on the information contained in this prospectus supplement and the documents incorporated by reference herein. Please carefully read and consider all of the information contained in this prospectus supplement and the accompanying prospectus, including the information described under the headings “Incorporation of Certain Information by Reference,” “Where You Can Find Additional Information,” and “Risk Factors” in this prospectus supplement and under the headings “Incorporation of Certain Information by Reference,” “Where You Can Find Additional Information,” and “Risk Factors” included in the accompanying prospectus, respectively, before investing in the Notes.

Neither we nor the underwriters have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy any security other than the Notes, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of the dates on their respective covers. Our financial condition, results of operations and prospects may have changed since those dates. To the extent required by law, we will amend or supplement the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.

The Notes do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

As used in this prospectus supplement, except as otherwise provided herein or unless the context otherwise requires:

•	references to “we,” “us,” “our,” and the “Company,” unless the context requires otherwise, are to Ramaco Resources, Inc. and its consolidated subsidiaries; and

•	references to the “Notes” refer to the % Senior Notes due 2029 offered hereby.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus supplement, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023,  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and our other filings with the SEC.

Forward-looking statements may include but are not limited to statements about:

•	anticipated production levels, costs, sales volumes, and revenue;

•	timing and ability to complete major capital projects;

•	economic conditions in the metallurgical coal and steel industries;

•	expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

•	estimated quantities or quality of our metallurgical coal reserves;

•	our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves or to fund the operations and growth of our business;

•	maintenance, operating or other expenses or changes in the timing thereof;

•	the financial condition and liquidity of our customers;

•	competition in coal markets;

•	the price of metallurgical coal or thermal coal;

•	compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

•	potential legal proceedings and regulatory inquiries against us;

•	the impact of weather and natural disasters on demand, production, and transportation;

•	purchases by major customers and our ability to renew sales contracts;

•	credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

•	geologic, equipment, permitting, site access and operational risks and new technologies related to mining;

•	transportation availability, performance, and costs;

•	availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

•	timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

•	our ability to comply with certain debt covenants;

•	tax payments to be paid for the current fiscal year;

•	our expectations relating to dividend payments and our ability to make such payments;

•	the anticipated benefits and impacts of previous acquisitions;

•	risks related to Russia’s invasion of Ukraine and the international community’s response;

•	risks related to weakened global economic conditions and inflation;

•	risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets; and

•	other risks identified in this prospectus supplement that are not historical.

S-ii

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of coal. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements, expressed or implied, included in this prospectus supplement are expressly qualified in their entirety by this cautionary statement and speak only as of the date of this prospectus supplement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-5 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock are listed on the Nasdaq Global Select Market under the symbols “METC” and “METCB,” respectively. Our 9.00% Senior Notes due 2026, or the 2026 Notes, are listed on the Nasdaq Global Select Market under the symbol “METCL”. There was $34.5 million in aggregate principal amount of our 2026 Notes issued and outstanding as of September 30, 2024.

 We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. We are a pure play metallurgical coal company with 59 million reserve tons and 1,119 million of measured and indicated resource tons of high-quality metallurgical coal.

Our development portfolio primarily includes the following properties: Elk Creek, Berwind, Knox Creek and Maben. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base, North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers. We also control mineral deposits near Sheridan, Wyoming as part of the Company’s initiatives regarding the potential recovery of rare earth elements as well as the potential commercialization of coal-to-carbon-based products and materials.

Our results and the entire met coal industry’s results this year have been significantly impacted by the continuing export of China’s overproduction of steel, both to the developed and developing world. This has led steel companies to both cut back on their own production and to reduce the price they are willing to pay for their met coal feedstock. Moreover, renewed global economic concerns, including those related to the military conflict involving Russia and Ukraine, have caused volatility in the commodity markets. This volatility, including market expectations of potential changes in coal prices and inflationary pressures on steel products, has had a significant effect on market prices and may affect overall demand for our coal as well as the cost of supplies and equipment.

During the first nine months of 2024, we sold 2.9 million tons of coal and recognized $495.4 million of revenue. Of this amount, 33% was sold in North American markets, including Canada, and 67% was sold into export markets. During the same period of 2023, we sold 2.5 million tons of coal and recognized $490.8 million of revenue. Of this amount, 34% of our sales were sold in North American markets, including Canada, with the remaining 68% being sold into the export markets. Sales into export markets, which often includes index-based pricing, creates greater potential opportunity to positive variability in pricing.

As of September 30, 2024, the Company had outstanding performance obligations of approximately 1.7 million tons for contracts with fixed sales prices averaging $151 per ton, excluding freight, as well as 1.6 million tons for contracts with index-based pricing mechanisms. The Company expects to satisfy approximately 36% of the committed tons in the fourth quarter of 2024, 63% in 2025, and 1% in 2026.

 Our Strategy

We seek to increase stockholder value through sustained earnings growth, cash flow generation and dividends by:

Developing and Operating Our Metallurgical Coal Properties. We have 59 million reserve tons and 1,119 million measured and indicated resource tons of high-quality metallurgical coal with attractive quality characteristics across high-volatility and low-volatility segments. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

 We plan to complete development of our existing properties and increase annual production over the next few years to more than 7 million clean tons of metallurgical coal, subject to market conditions, permitting and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

 Being a Low-Cost U.S. Producer of Metallurgical Coal. Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Maintaining a Conservative Capital Structure and Prudently Managing the Business for the Long Term. We are committed to maintaining a conservative capital structure with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis.

Enhancing Coal Purchase Opportunities. Depending on market conditions, we purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

Demonstrating Excellence in Safety and Environmental Stewardship. We are committed to complying with both regulatory and our own high standards for environmental and employee health and safety requirements. We believe that business excellence is achieved through the pursuit of safer and more productive work practices.

Advancing our Initiatives in Rare Earth Elements and Advanced Carbon Products. We are also focused on critical mineral rare earth development as well as the potential commercialization of coal-to-carbon-based products and materials. These initiatives provide additional growth opportunities and upside potential in future periods. Additionally, we continue to progress on additional mining and testing at our rare earth and critical mineral Brook Mine in Sheridan, Wyoming.

 Competition

 Our principal domestic competitors include Alpha Metallurgical Resources, Inc., Blackhawk Mining, LLC, Coronado Global Resources Inc., Arch Resources, Inc., Peabody Energy Corporation and Warrior Met Coal, Inc. We also compete in international markets directly with domestic companies and with companies that produce coal from one or more foreign countries, such as Australia, Canada, and Colombia. Many of these coal producers are larger than we are and have greater financial resources and larger reserve bases than we do.

 Corporate Information

 Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is ir.ramacoresources.com.

Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

THE OFFERING

The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the Notes. All capitalized terms not defined herein have the meanings specified in “Description of Notes.” Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise their overallotment option to purchase additional Notes.

Issuer	Ramaco Resources, Inc.
Notes Offered	$ aggregate principal amount of % Senior Notes due 2029 (or $ aggregate principal amount of % Senior Notes due 2029 if the underwriters’ overallotment option is exercised in full).
Offering Price	100% of the principal amount.
Maturity	The Notes will mature on November , 2029, unless redeemed prior to maturity.
Interest Rate and Payment Dates	% interest per annum on the principal amount of the Notes, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2025, and at maturity.
Ranking

The Notes will be our senior unsecured obligations. Accordingly, they will rank:

•      equal in right of payment with all of our existing and future unsecured senior indebtedness including our 2026 Notes;

•      effectively subordinate in right of payment to all of our existing and future secured obligations, including indebtedness under our Revolving Credit Facility, Equipment Loans (defined below), and Insurance Financing Arrangements (defined below), to the extent of the value of the assets securing such indebtedness;

•      structurally subordinate to all existing and future indebtedness and liabilities (including trade payables) of our subsidiaries; and

•      senior in right of payment to any other indebtedness expressly made subordinate to the Notes.

The indenture governing the Notes will not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets. As of September 30, 2024, we had approximately $43.5 million of outstanding of secured indebtedness, and $34.5 million in aggregate principal amount of our 2026 Notes issued and outstanding.

Guarantors	The Notes will not be guaranteed by any of our subsidiaries or affiliates.
Optional Redemption

We may redeem the Notes, in whole or in part, on or after      , at our option, at any time and from time to time, prior to maturity at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes - Optional Redemption” for additional details.

In addition, we may redeem the Notes, in whole, but not in part, at any time at our option, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption, upon the occurrence of certain change of control events. See “Description of Notes - Optional Redemption Upon Change of Control” for additional details.

Sinking Fund	The Notes will not be subject to any sinking funding (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).
Use of Proceeds	We anticipate using the net proceeds for general corporate purposes, including funding future investments, making capital expenditures and funding working capital. For additional information, see “Use of Proceeds.”
Events of Default	Events of default generally will include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or in the indenture that governs the Notes, and certain events of bankruptcy, insolvency or reorganization. See “Description of Notes - Events of Default.”
Certain Covenants	The indenture that governs the Notes will contain certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. These covenants are subject to important qualifications and exceptions. See “Description of Notes - Covenants.”

No Financial Covenants	The indenture governing the Notes will not contain financial covenants.
Additional Notes	We may create and issue additional Notes ranking equally and ratably with the Notes in all respects, so that such additional Notes will constitute and form a single series with the Notes and will have the same terms as to status, redemption or otherwise (except the price to the public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) as the Notes; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.
Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of Notes - Defeasance” for more information.
Listing	We intend to apply to list the Notes on Nasdaq under the symbol “METCZ.” If the Notes are approved for listing, we expect trading in the Notes to begin within 30 business days of the original issue date. The underwriters have advised us that they intend to make a market in the Notes prior to commencement of any trading on Nasdaq. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Notes will develop prior to commencement of trading on Nasdaq or, if developed, will be maintained.
Form and Denomination	The Notes will be issued in book-entry form in denominations of $25 and integral multiples thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Settlement	Delivery of the Notes offered hereby will be made against payment therefor on or about , 2024.
Trustee	Wilmington Savings Fund Society, FSB.
Governing Law	The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors	An investment in the Notes involves significant risks. Please refer to “Risk Factors” beginning on page S-5 and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing.

RISK FACTORS

An investment in the Notes involves significant risks, including the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference in this prospectus supplement in their entirety. Before purchasing the Notes, you should carefully consider each of the following risk factors as well as the other information contained in this prospectus supplement and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in the Notes. The risks described below are not the only ones we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. If any of the events described below were to occur, our financial condition, our results of operations and/or our future growth prospects could be materially and adversely affected. As a result, you could lose some or all of any investment you may have made or may make in our Company.

Risks Related to this Offering

We may be able to incur substantially more debt, which could have important consequences to you.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

•	a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	it may impair our ability to obtain additional debt or equity financing in the future;

•	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness (including the 2026 Notes), to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes will not restrict our ability to incur additional indebtedness.

Our amount of debt outstanding will increase as a result of this offering. Our future indebtedness could adversely affect our business, financial condition, results of operations, and ability to meet our payment obligations under the Notes and our other debt.

The use of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;

•	resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•	any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other future debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future and will rank pari passu with, which means equal to, all outstanding and future unsecured unsubordinated indebtedness issued by us and our general liabilities.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding, including indebtedness under our Revolving Credit Facility, Equipment Loans, and Insurance Financing Arrangements, or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes. The Notes will rank pari passu with, which means equal to, all outstanding and future unsecured unsubordinated indebtedness issued by us, including the 2026 Notes, of which we had $34.5 million outstanding as of September 30, 2024.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of Ramaco Resources, Inc. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

Our subsidiaries conduct the substantial majority of our operations and own our operating assets.

Our subsidiaries conduct the substantial majority of our operations and own our operating assets. As a result, our ability to make required payments on the Notes depends in part on the operations of our subsidiaries and our subsidiaries’ ability to distribute funds to us. To the extent our subsidiaries are unable to distribute, or are restricted from distributing, funds to us, we may be unable to fulfill our obligations under the Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due on the Notes or to make funds available for that purpose. The Notes will not be guaranteed by any of our subsidiaries or any other person.

The indenture under which the Notes will be issued will contain limited protection for holders of the Notes.

The indenture under which the Notes will be issued will offer limited protection to holders of the Notes. The terms of the indenture and the Notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture will not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an Event of Default under the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

An increase in market interest rates could result in a decrease in the value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We intend to apply to list the Notes on Nasdaq within 30 business days of the original issue date under the symbol “METCZ.” We cannot provide any assurances that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the Notes pending any listing of the Notes on Nasdaq, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.

We may issue additional Notes.

The indenture governing the Notes will provide that we may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional Notes which will be equal in rank to the Notes. We may issue such additional Notes, even if such issuance would not constitute a “qualified reopening” for U.S. federal income tax purposes.

We may redeem the Notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem the Notes in whole or in part on or after         , at our option at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, as described under “Description of Notes - Optional Redemption.” In addition, we may redeem the Notes, in whole, but not in part, at any time at our option, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption, upon the occurrence of certain change of control events, as described under “Description of Notes - Optional Redemption Upon Change of Control.” If a redemption does occur, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the Notes. Our redemption right also may adversely impact your ability to sell the Notes as the optional redemption date or period approaches.

We will have broad discretion to use the proceeds from this offering.

We will have broad discretion to allocate the proceeds of this offering for general corporate purposes and we may not be able to allocate these proceeds for other productive uses.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under any future credit facility or other indebtedness to which we may be a party that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including the Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lender under any future credit facility or other debt we may incur in the future could elect to terminate its commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. In addition, any such default may constitute a default under the Notes, which could further limit our ability to repay our debt, including the Notes. If our operating performance declines, we may in the future need to seek to obtain waivers from the lender under debt that we may incur in the future (for example, under a credit facility) to avoid being in default. If we breach our covenants under such debt and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the debt, the lender could exercise its rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because any future credit facilities will likely have customary cross-default provisions, if the indebtedness under the Notes or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings, if any, are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are paid for by the issuer and are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant.

The credit ratings for the Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

Credit ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the Notes. Credit ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a credit rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $       million after discounts, commissions and expenses related to this offering (but excluding the Structuring Fee (as defined in “Underwriting”)) (or approximately $       million if the underwriters’ overallotment option is exercised in full). We intend to use the net proceeds from this offering for general corporate purposes, including funding future investments, making capital expenditures and funding working capital.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

•	On an actual basis; and

•	On an as adjusted basis to give effect to this offering as if it occurred on that date.

You should read the data set forth in the table below in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as our unaudited financial statements and the accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and incorporated by reference herein.

In thousands.	As of September 30, 2024
	Actual	Adjusted(1)
In thousands
Cash and cash equivalents	$22,864	$
Accounts payable and other liabilities	174,966
Asset retirement obligations	31,435
Long-term debt(2)
Revolving Credit Facility(3)	43,000
Equipment Loans(4)	524
2026 Notes(5)	33,646
Notes offered hereby	-
Unamortized debt issuance costs on the Notes offered hereby	-
Total long-term debt	77,170
Total liabilities	283,571
Total stockholders’ equity	361,824
Total capitalization	$645,395	$

(1)	Excludes up to an additional $ aggregate principal amount of Notes issuable upon the exercise of the underwriters’ overallotment option.

(2)	Does not include Insurance Financing Arrangements. See “Description of Other Indebtedness – Insurance Financing Arrangements.”

(3)	At November , 2024, there was no outstanding borrowings under the Revolving Credit Facility and we had remaining availability of $ million. See “Description of Other Indebtedness - Revolving Credit Facility.”

(4)	At November , 2024, the outstanding principal balance under the Equipment Loans was $ million. See “Description of Other Indebtedness – Equipment Loans.”

(5)	At November , 2024, the outstanding principal balance under the 2026 Notes was $34.5 million. See “Description of Other Indebtedness – 2026 Notes.”

DESCRIPTION OF OTHER INDEBTEDNESS

At September 30, 2024, we had $78.0 million of outstanding debt, or $77.2 million net of unamortized discounts and issuance costs. Our indebtedness was comprised of $43.0 million of outstanding borrowings under the Revolving Credit Facility and $34.5 million of 2026 Notes ($33.6 million net of unamortized discounts and issuance costs).

Revolving Credit Facility

On May 3, 2024, the Company entered into the First Amendment Agreement to the Second Amended and Restated Credit and Security Agreement, which includes KeyBank National Association (“KeyBank”) and multiple lending parties, in order to, among other things, extend the maturity date and increase the size of the facility. The amended facility (the “Revolving Credit Facility”) has a maturity date of May 3, 2029, and provides an initial aggregate revolving commitment of $200.0 million as well as an accordion feature to increase the size by an additional $75.0 million subject to certain terms and conditions, including lenders’ consent. Prior to the First Amendment Agreement, the facility had a maturity date of February 15, 2026, and an initial aggregate revolving commitment of $125.0 million as well as an accordion feature of $50.0 million. The borrowing base at September 30, 2024 was $100.9 million based on eligible accounts receivable and inventory collateral and reserve requirements. The remaining availability under the facility at September 30, 2024, after $43.0 million of outstanding borrowings, was $57.9 million.

Revolving loans under the facility bear interest at either the base rate plus 1.50% or the Secured Overnight Financing Rate plus 2.50%. The base rate equals the highest of the administrative agent’s prime rate, the Federal Funds Effective Rate plus 0.5%, or 3%.

The terms of the facility include covenants limiting the ability of the Company to incur additional indebtedness, make investments or loans, incur liens, consummate mergers and similar fundamental changes, make restricted payments, and enter into transactions with affiliates. The terms of the facility also require the Company to maintain certain covenants, including fixed charge ratio and compensating balance requirements. A fixed charge coverage ratio of not less than 1.10:1.00, calculated as of the last day of each fiscal quarter, must be maintained by the Company. In addition, the Company must maintain an average daily cash balance of $5 million, as determined on a monthly basis, in a dedicated account as well as an additional $2.5 million in a separate dedicated accounts to assure future credit availability. At September 30, 2024, we were in compliance with all debt covenants under the Revolving Credit Facility.

Equipment Loans

Komatsu Financial Limited Partnership Loan—On August 16, 2021, we entered into an equipment loan with Komatsu Financial Limited Partnership, as lender, in the principal amount of approximately $1.0 million for the financing of surface equipment (the “Komatsu Equipment Loan”). Additional equipment loans of $0.7 million were entered into during October 2022. The Komatsu Equipment Loan bears interest at 4.6% per annum and is payable in 36 monthly installments of $36 thousand for the first six months and then at $28 thousand until maturity. The outstanding principal balance of the Komatsu Equipment Loan was $0.2 million at September 30, 2024.

Brandeis Machinery & Supply Company—On January 11, 2022, we entered into equipment loans with Brandeis Machinery & Supply Company, as lender, in the principal amount of $1.4 million for the financing of surface equipment (the “Brandeis Equipment Loans”). The Brandeis Equipment Loans bear interest at 4.8% per annum and are payable in 48 monthly installments. The outstanding principal balance of the Brandeis Equipment Loans was $0.3 million at September 30, 2024.

The Komatsu Equipment Loan and the Brandeis Equipment Loans are collectively referred to as the “Equipment Loans.”

2026 Notes

On July 13, 2021, we completed an offering of $34.5 million, in the aggregate, of the Company’s 9.00% Senior Unsecured Notes due 2026 (the “2026 Notes”), less $2.4 million for issuance costs. The 2026 Notes mature on July 30, 2026, unless redeemed prior to maturity. The 2026 Notes bear interest at a rate of 9.00% per annum, payable quarterly in arrears on the 30th day of January, April, July and October of each year. We may redeem the 2026 Notes in whole or in part, at our option, at any time, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of redemption. Issuance costs for the 2026 Notes included underwriters’ fees, attorney, accounting and filing costs totaling $2.4 million. These issuance costs are reported as a debt discount which is being amortized over the 2026 Notes term using an effective rate method. The outstanding principal remains at $34.5 million; however, the balance of the 2026 Notes reported at September 30, 2024, was $33.6 million, which is net of unamortized discounts and issuance costs of $0.9 million. The effective interest rate is approximately 10.45%.

Insurance Financing Arrangements

The Company did not have an outstanding debt balance under any Insurance Financing Arrangements at September 30, 2024. Subsequent to September 30, 2024, the Company financed premium payments of $5.8 million associated with various insurance policies, which must be repaid to a third-party finance company in monthly installments (the “Insurance Financing Arrangements”). The outstanding debt balance under the Insurance Financing Arrangements was $        million at November       , 2024.

DESCRIPTION OF NOTES

Ramaco Resources, Inc. (the “Company”) will issue $      in aggregate principal amount of      % Senior Notes due 2029 (the “Notes”) under an indenture dated as of July 13, 2021 (the “base indenture”) between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “trustee”), as supplemented by the second supplemental indenture (together with the base indenture, the “indenture”).

Unless the context requires otherwise, all references to “we,” “us,” “our” and the “Company” in this section refer solely to Ramaco Resources, Inc., the issuer of the Notes, and not to any of its subsidiaries.

The following description is only a summary of certain provisions of the indenture and the Notes. You should read these documents in their entirety because they, and not this description, define your rights as holders of the Notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act.

General

The Notes:

•	will be our general unsecured, senior obligations;

•	will be initially limited to an aggregate principal amount of $ (assuming no exercise of the underwriters’ option to purchase additional Notes described herein);

•	will mature on , 2029 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

•	will bear cash interest from , 2024 at an annual rate of %, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning on January 30, 2025, and at maturity;

•	will be redeemable at our option, in whole or in part, at any time on or after , at the prices and on the terms described under “- Optional Redemption” below;

•	will be redeemable at our option, in whole, but not in part, at any time upon the occurrence of certain change of control events, at the prices and on the terms described under “- Optional Redemption Upon Change of Control” below;

•	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

•	will not have a sinking fund;

•	are expected to be listed on Nasdaq under the symbol “METCZ”; and

•	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “- Covenants - Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the existing holders, issue additional Notes having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Notes offered by this prospectus supplement; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers. For the avoidance of doubt, such additional Notes will still constitute a single series with all other Notes issued under the indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.

Ranking

The Notes are senior unsecured obligations of the Company and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our outstanding and future unsecured and unsubordinated indebtedness, including the 2026 Notes, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities. See “Risk Factors - The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.”

The Notes will be obligations solely of the Company and will not be guaranteed by any of our subsidiaries. We derive substantially all of our operating income and cash flow from our investments in our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. As a result, the Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, other than us, of our subsidiaries. See “Risk Factors - The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.”

As of November      , 2024, we had approximately $      million of outstanding indebtedness, of which $      was secured.

Interest

Interest on the Notes will accrue at an annual rate equal to      % from and including      , 2024 to, but excluding, the maturity date or earlier acceleration or redemption and will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning on January 30, 2025 and at maturity, to the holders of record at the close of business on the immediately preceding January 15, April 15, July 15 and October 15, as applicable (whether or not a business day).

The initial interest period for the Notes will be the period from and including      , 2024, to, but excluding, January 30, 2025, and subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York or Wilmington, Delaware are authorized or obligated by law or executive order to close.

Optional Redemption

Except as described below and under “Optional Redemption Upon Change of Control,” the Notes will not be redeemable by us at our option prior to       .

The Notes may be redeemed for cash in whole or in part at any time at our option on or after       and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 10 days and not more than 60 days prior to the date fixed for redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a discharge of the indenture. Notices of redemption may be subject to satisfaction or waiver of one or more conditions precedent specified in the notice of redemption.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, subject to the applicable procedures of DTC, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with DTC’s applicable procedures.

The trustee shall have no obligation to calculate any redemption price or any component thereof, and the trustee shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

We may at any time, and from time to time, purchase Notes at any price or prices in the open market or otherwise.

Optional Redemption Upon Change of Control

The Notes may be redeemed for cash in whole but not in part at our option at any time within 90 days of the occurrence of a Change of Control, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. Redemption shall be upon notice not fewer than 10 days and not more than 60 days prior to the date fixed for redemption. Notices of redemption may be subject to satisfaction or waiver of one or more conditions precedent specified in the notice of redemption.

A “Change of Control” will be deemed to have occurred at the time after the Notes are originally issued if:

(1)	any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company;

(2)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100.0% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction;

(3)	“Continuing Directors” (as defined below) cease to constitute at least a majority of the Company’s board of directors; or

(4)	if after the Notes are initially listed on the Nasdaq or another national securities exchange, the Notes fail, or at any point cease, to be listed on the Nasdaq or such other national securities exchange. For the avoidance of doubt, it shall not be a Change of Control if after the Notes are initially listed on the Nasdaq or another national securities exchange, such Notes are subsequently listed on a different national securities exchange and the prior listing is terminated.

“Continuing Director” means a director who either was a member of our board of directors on the issue date of the Notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval by such election or appointment.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Events of Default

Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:

•	we do not pay interest on any Note when due, and such default is not cured within 30 days;

•	we do not pay the principal of the Notes when due and payable;

•	we breach any covenant or warranty in the indenture with respect to the Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes; and

•	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default, its status and what actions we are taking or propose to take with respect thereto.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “- Covenants - Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default and we shall deliver to the trustee an officer’s certificate (upon which the trustee may rely conclusively) to that effect stating (i) the amount of such additional interest that is payable and (ii) the date on which such additional interest is payable. Unless and until the trustee receives such a certificate, the trustee may assume without inquiry that no such additional interest is payable and the trustee shall not have any duty to verify our calculations of additional interest.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

•	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

•	the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

•	such holder or holders must have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

The holders of a majority in principal amount of the outstanding Notes may waive any default or Event of Default and its consequences, except defaults or Events of Default regarding payment of principal, premium, if any, or interest, unless we have cured the default or Event of Default in accordance with the indenture.

Any waiver shall cure the default or Event of Default.

Subject to the terms of the indenture, if an Event of Default occurs and continues, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Notes, provided that:

•	the direction so given by the holder is not in conflict with any law or the indenture, nor does it subject the trustee to a risk of personal liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

•	A holder of the Notes will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing Event of Default;

•	the holders of at least 25% in aggregate principal amount of the then-outstanding Notes have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture, and such holders have offered security or indemnity satisfactory to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Notes other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder if we default in the payment of the principal, premium, if any, or interest on, the Notes.

Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults

The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default with respect to the Notes other than (i) a default in the payment of principal or interest on the Notes when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot per the terms of the indenture be modified or amended without the consent of each holder of Notes.

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes.

Merger, Consolidation or Sale of Assets

The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:

•	we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•	immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

•	in the case of a merger where the surviving entity is other than us, we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with; provided that in giving an opinion of counsel, counsel may rely on an officers’ certificate as to any matters of fact, including as to the satisfaction of the preceding bullet.

The surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the indenture, and the Company will automatically and unconditionally be released and discharged from its obligations under the Notes and the indenture.

Reporting

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, consistently applied, as applicable.

The posting or delivery of any such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall have no duty to review or analyze reports, information and documents delivered to it. Additionally, the trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with any protected online data system or participate on any conference calls.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes:

Changes Not Requiring Approval

We can make certain changes to the indenture and the Notes without the specific approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and the Notes;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

•	to secure the Notes;

•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

•	to make provisions in regard to matters or questions arising under the indenture, so long as such other provisions do not materially adversely affect the interest of any other holder of the Notes.

Changes Requiring Approval of Each Holder

We cannot make certain changes to the Notes without the specific approval of each holder of the Notes. The following is a list of those types of changes:

•	changing the stated maturity of the principal of, or any installment of interest on, any Note;

•	reducing the principal amount or rate of interest of any Note;

•	changing the place of payment where any Note or any interest is payable;

•	impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

•	reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indenture; and

•	reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the approval by holders of not less than a majority in aggregate principal amount of the outstanding Notes.

Consent from holders to any change to the indenture or the Notes must be given in writing. The consent of the holders of the Notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Further Details Concerning Voting

The amount of Notes deemed to be outstanding for the purpose of voting will include all Notes authenticated and delivered under the indenture as of the date of determination except:

•	Notes cancelled by the trustee or delivered to the trustee for cancellation;

•	Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

•	Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

•	Notes which have undergone full defeasance, as described below; and

•	Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of the Notes, that vote or action can only be taken by persons who are holders of the Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.

Discharge

The indenture will provide that we can elect to be discharged from our obligations with respect to the Notes, except for specified obligations, including obligations to:

•	register the transfer or exchange of the Notes;

•	replace stolen, lost or mutilated Notes;

•	maintain paying agencies; and

•	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must (i) deposit with the trustee money or U.S. government obligations, or a combination thereof, sufficient (to the extent of any U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on the applicable due date) to pay all the principal of, any premium and interest on, the Notes on the dates payments are due, (ii) deliver irrevocable written instructions to the trustee to apply the deposited cash and/or U.S. government obligations toward the payment of the Notes at maturity or on the redemption date, as the case may be, and (iii) deliver an officer’s certificate and opinion of counsel to the trustee, stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

“U.S. government obligations” means securities that are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which in either case, are not callable or redeemable by the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture governing the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

•	we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

•	we must deliver to the trustee an opinion of counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the Notes differently than if those actions were not taken;

•	the covenant defeasance must not cause any Notes, if then listed on any securities exchange, to be delisted;

•	no default or Event of Default with respect to the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

•	the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

•	the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

•	the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance

If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on the Notes if we take the following actions below:

•	we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm, of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

•	we must deliver to the trustee an opinion of counsel confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the Notes any differently than if we did not make the deposit;

•	the full defeasance must not cause any Notes, if then listed on any securities exchange, to be delisted;

•	no default or Event of Default with respect to the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

•	the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

•	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

•	the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above to the payment of obligations under the Notes. However, if we make any payment of principal or interest on the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.

Counsel may rely on an officers’ certificate as to any matters of fact in giving an opinion of counsel in connection with the full defeasance or covenant defeasance provisions.

Listing

We have applied to list the Notes on Nasdaq under the symbol “METCZ.” If the application is approved, we expect trading in the Notes on Nasdaq to begin within 30 business days of the date of the original issue date. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price thereof.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes will be issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC.” DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). DTC has an S&P rating of AA+ and a Moody’s rating of Aaa. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book- entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “- Form, Exchange and Transfer of Certificated Registered Securities.”

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes

We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check or wire transfer at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934, as amended; or

•	an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we deliver the notice of redemption and ending on the day of such delivery, in order to determine or fix the list of holders. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee

Wilmington Savings Fund Society, FSB will be the trustee under the indenture and will be the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the Notes. This summary only addresses the U.S. federal income tax consequences to holders that acquire the Notes pursuant to this offering at their initial offering price and hold the Notes as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This discussion is general in nature and does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, persons whose functional currency is not the U.S. dollar, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements, and persons that hold the Notes in connection with a straddle, hedging, conversion or other risk-reduction transaction. This discussion is not intended to constitute a complete analysis of all tax considerations of the purchase, ownership and disposition of the Notes.

The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Department of the Treasury regulations (“Regulations”), court decisions, and rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and all of which are subject to change or differing interpretations at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for

•	U.S. federal income tax purposes; or

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

As used herein, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the ownership and disposition of the Notes.

This summary does not address the tax consequences arising under any state, local or foreign law, or any tax consequences with respect to Notes held by any member of the same “expanded group” (as such term is used in Section 385 of the Code) as Ramaco Resources, Inc. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws or the Medicare tax on certain net investment income.

Ramaco Resources, Inc. intends to treat the Notes as indebtedness for U.S. federal income tax purposes. This summary also assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.

Investors considering the purchase of the Notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules, under the Medicare tax on certain net investment income or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

Payments of Interest

Payments of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting). Certain holders that use the accrual method of accounting for U.S. federal income tax purposes generally will be required to include certain amounts in income with respect to the Notes no later than the time that such amounts are reflected on certain financial statements of such holders.

Original Issue Discount

It is expected that the Notes will not be issued with an issue price that is less than their stated principal amount by more than the statutory de minimis amount. If this is the case, the Notes will not be subject to the original issue discount (“OID”) rules. If, however, the stated principal amount of the Notes exceeds their issue price by more than the statutory de minimis amount, a U.S. holder will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. holder’s method of tax accounting. As a result, U.S. holders may be required to include OID in taxable income prior to the receipt of cash by such U.S. holders. The remainder of this summary assumes that the Notes will not be subject to the OID rules.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss on the sale, redemption, exchange or other taxable disposition of a Note in an amount equal to the difference between (i) the proceeds received by the holder in exchange for such Note (less an amount attributable to any accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes) and (ii) the U.S. holder’s adjusted U.S. federal income tax basis in the Note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the Note. In general, a U.S. holder’s adjusted U.S. federal income tax basis in a Note will equal the amount paid for the Note. Such gain or loss recognized by a U.S. holder on a disposition of a Note will be capital gain or loss and will be long-term capital gain or loss if the holder held the Note for more than one year. Under current U.S. federal income tax law, net long-term capital gains of individuals and other non-corporate U.S. holders are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the Notes or proceeds from the disposition of the Notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable U.S. information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules generally will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below concerning backup withholding and Sections 1471 through 1474 of the Code (“FATCA”), interest paid on a Note by us or our agent to a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax; provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. holder (and, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and provided that:

•	the non-U.S. holder does not actually or by attribution own 10% or more of the total combined voting power of all classes of securities of Ramaco Resources, Inc. that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to Ramaco Resources, Inc. actually or by attribution;

•	the non-U.S. holder is not a bank that acquired the Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	the non-U.S. holder provides the proper variant of IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-U.S. status in compliance with applicable law and regulations (including, if applicable, special certification rules for Notes held by a foreign partnership and other intermediaries); and

•	we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the Note is a U.S. person.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to 30% U.S. federal tax withholding unless (i) the interest is effectively connected with a U.S. trade or business of such non-U.S. holder (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States) and such non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder is entitled to the benefits of an income tax treaty under which such interest is exempt from (or eligible for a reduction of) U.S. federal withholding tax and provides us with a properly executed variant of IRS Form W-8 (or a suitable substitute form) claiming an exemption from (or reduction of) withholding under the applicable income tax treaty.

If interest on a Note is effectively connected with a U.S. trade or business of a non-U.S. holder (and, in the case of certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base) within the United States, the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W- 8ECI (or a suitable substitute form)) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on effectively connected earnings and profits, subject to certain adjustments, at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

Subject to the discussion below concerning backup withholding, any gain recognized by a non-U.S. holder on the disposition of a Note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “- Non-U.S. Holders - Payments of Interest”) generally will not be subject to U.S. federal income tax or withholding, unless:

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the Notes.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding with respect to payments on the Notes or proceeds from the disposition of the Notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the Notes to non-U.S. holders.

Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules generally will be allowed as a refund or a credit against such holder’s

U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

FATCA imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest, and, except as discussed below, on the gross proceeds from a disposition of property of a type which can produce U.S. source interest (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Department of the Treasury to collect and provide to the U.S. Department of the Treasury certain information (that is in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8), as discussed above) regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. While withholding under FATCA would also have applied to payments of gross proceeds from a taxable disposition of the Notes on or after January 1, 2019, proposed Regulations (the preamble to which indicates that taxpayers may rely on the Regulations pending their finalization) eliminate FATCA withholding on payments of gross proceeds entirely.

These withholding and reporting requirements generally apply to U.S. source periodic payments (such as interest payments on the Notes). If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be required to pay any additional amounts in respect of any payments to which FATCA withholding applies. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

The U.S. federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

UNDERWRITING

Lucid Capital Markets, LLC (“Lucid”), B. Riley Securities, Inc., Janney Montgomery Scott LLC and Piper Sandler & Co.are acting as joint book-running managers and Lucid is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters (the “Underwriting Agreement”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter		Principal Amount of Notes
Lucid Capital Markets, LLC	$
B. Riley Securities, Inc.
Janney Montgomery Scott LLC
Piper Sandler & Co.
The Benchmark Company, LLC
InspereX LLC
TCBI Securities, Inc.
William Blair & Company, L.L.C.
Total	$

Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.

The several obligations of the underwriters under the Underwriting Agreement are conditional and may be terminated on the occurrence of certain stated events, including, in the event that at or prior to the closing of the offering: (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of us and our subsidiaries taken as a whole which, in the judgment of Lucid, is material and adverse and makes it impractical or inadvisable to market the Notes; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Lucid, impractical to market or to enforce contracts for the sale of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any of our securities on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Lucid, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Notes or to enforce contracts for the sale of the Notes on the terms and in the manner contemplated in this prospectus supplement.

We have granted to the underwriters the option to purchase up to an additional $      of Notes at the public offering price, less the underwriting discounts (the “Option”). If any Notes are purchased pursuant to the Option, the underwriters will, severally but not jointly, purchase the Notes in approximately the same proportions as set forth in the above table. A purchaser who acquires any Notes forming part of the underwriters’ Option acquires such Notes under this prospectus supplement, regardless of whether the position is ultimately filled through the exercise of the Option or secondary market purchases.

We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We expect to deliver the Notes against payment for such Notes on or about      , 2024, which will be the third business day following the date of the pricing of the Notes.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+3.” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day preceding the settlement date, will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is one business day preceding the settlement date should consult their own advisors.

Discounts and Expenses

Lucid has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price and to dealers at that price less a concession not in excess of $      per Note. After the underwriters have made a reasonable effort to sell all of the Notes at the offering price, such offering price may be decreased and may be further changed from time to time to an amount not greater than the offering price set forth herein, and the compensation realized by the underwriters will effectively be decreased by the amount that the price paid by purchasers for the Notes is less than the original offering price. Any such reduction will not affect the net proceeds received by us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per share and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the Option.

		Price to the Public		Underwriting Discount(1)		Net Proceeds(2)
Per Note	$		$		$
Total(3)	$		$		$

(1)	Pursuant to the terms of the Underwriting Agreement, the underwriters will receive a discount equal to $ per Note (3.50%).

(2)	After deducting the underwriting discount but before deducting expenses of the offering, estimated to be $ .

(3)	If the Option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $ , $ and $ , respectively.

We have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses, including attorneys’ fees, up to $40,000. In addition to the underwriting discounts, we have agreed to pay to Lucid a structuring fee (the “Structuring Fee”) equal to 0.50% of the gross offering proceeds, which Structuring Fee is to be paid in cash at the closing of this offering, and any additional closing in connection with the exercise of the Option. We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, legal and accounting expenses and underwriter reimbursements, but excluding underwriting discounts and commissions and the Structuring Fee will be approximately $      .

Stock Exchange Listing

We have applied to list the Notes on Nasdaq. If the application is approved, trading of the Notes on Nasdaq is expected to begin within 30 days after the date of initial delivery of the Notes. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, the underwriters will have no obligation to make a market in the Notes and may cease market-making activities at any time without any notice, in their sole discretion. Accordingly, an active trading market on the Nasdaq for the Notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Notes at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the Notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Notes. However, the representative may engage in transactions that have the effect of stabilizing the price of the Notes, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell our Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our Notes than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the Underwriters’ option to purchase additional Notes in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase additional Notes pursuant to the option granted to them. “Naked” short sales are sales in excess of the option to purchase additional Notes. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Notes in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued at any time. The underwriters may conduct these transactions on Nasdaq, in the over-the- counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

This prospectus in electronic format may be made available on websites maintained by one or more of the underwriters, and the underwriters may distribute the prospectus electronically.

Other than this prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or any selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Additional Relationships and Conflicts of Interest

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. The underwriters and their affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (“the Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons.” The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus any of its contents.

Each underwriter has:

•	only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

•	complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers (other than individuals) purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase of Notes under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the Notes to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered Notes, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued Notes; (iv) that the Notes that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and its affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the Notes, other than the underwriter, is authorized to make any further offer of Notes on our behalf or on behalf of the underwriter.

Notice to Prospective Investors in Switzerland

The Notes will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon certain legal matters for us in connection with the offering of the Notes. The underwriters are being represented in connection with the offering of the Notes by Hunton Andrews Kurth LLP, New York, New York and Houston, Texas.

EXPERTS

The financial statements for the years ended December 31, 2022, and December 31, 2023, incorporated in this prospectus supplement by reference to the Annual Report on Form 10- K for the year ended December 31, 2023, as amended, have been so incorporated in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2021, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of Crowe LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information regarding estimated quantities and quality of our proven and probable coal reserves and technical report summaries incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ramaco Resources, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus supplement is a part, including the exhibits and schedules thereto. The reports and other information we file with the SEC also are available through our website at www.ir.ramacoresources.com. The information on our website is not part of this prospectus supplement, other than documents that we file with the SEC that are incorporated by reference in this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 9, 2024, our Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 8, 2024, and our Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 8, 2024;

•	our Current Reports on Form 8-K filed with the SEC on February 1, 2024, May 8, 2024, June 11, 2024, June 28, 2024, July 15, 2024, August 7, 2024, and November 20, 2024; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024.

In addition to accessing the above information through the SEC’s website at www.sec.gov, we will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, telephone number (859) 244-7455.

PROSPECTUS

Ramaco Resources, Inc.

$400,000,000

Class A Common Stock

Class B Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our Class A common stock, par value $0.01 per share;

•	shares of our Class B common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	debt securities;

•	warrants to purchase shares of common stock, preferred stock, debt securities, or depositary shares; or

•	rights to purchase common stock.

We refer to the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights, collectively, as the “securities” in this prospectus. The securities will have an aggregate initial offering price of up to $400,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our Class A common stock or Class B common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; (iv) in the case of debt securities, any public offering price; (v) in the case of warrants, the duration, offering price, exercise price and detachability; and (vi) in the case of rights, the number being issued, the exercise price and the expiration date.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 8 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock and Class B common stock are listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbols “METC” and “METCB,” respectively. On August 31, 2023, the closing price of our Class A common stock was $7.84 per share, and the closing price of our Class B common stock was $10.84 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Investing in the securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants, and rights. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Company,” “we,” “us” and “our” to refer to Ramaco Resources, Inc. and its consolidated subsidiaries.

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SUMMARY INFORMATION

This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of any securities, and information incorporated by reference in this prospectus, including the section entitled “Risk Factors” on page 4 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and the financial data and related notes and the other documents that we incorporate by reference into this prospectus.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is a Delaware corporation formed in October 2016. Our Class A common stock and Class B common stock are listed on the NASDAQ Global Select Market under the symbols “METC” and “METCB,” respectively.

We are an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, southwestern Virginia, and southwestern Pennsylvania. Our executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. We are a pure play metallurgical coal company with 62 million reserve tons and 1,156 million of measured and indicated resource tons of high-quality metallurgical coal.

Our development portfolio primarily includes the following properties: Elk Creek, Berwind, Knox Creek and RAM Mine. We believe each of these properties possesses geologic and logistical advantages that make our coal among the lowest delivered-cost U.S. metallurgical coal to our domestic target customer base, North American blast furnace steel mills and coke plants, as well as international metallurgical coal consumers. We also control mineral deposits near Sheridan, Wyoming as part of the Company’s initiatives regarding the potential recovery of rare earth elements as well as the potential commercialization of coal-to-carbon-based products and materials.

Renewed global economic concerns, including those related to the military conflict involving Russia and Ukraine, have caused volatility in the commodity markets. This volatility, including market expectations of potential changes in coal prices and inflationary pressures on steel products, has had a significant effect on market prices and may affect overall demand for our coal as well as the cost of supplies and equipment.

During the first six months of 2023, we sold 1.5 million tons of coal and recognized $303.8 million of revenue. Of this amount, 31% was sold in North American markets, including Canada, and 69% was sold into export markets. During the same period of 2022, we sold 1.2 million tons of coal and recognized $293.5 million of revenue. Of this amount, 51% of our sales were sold in North American markets, including Canada, with the remaining 49% being sold into the export markets. The increase in sales into export markets, which often includes index-based pricing, creates greater potential exposure to variability in pricing in 2023 compared to 2022.

As of June 30, 2023, we had outstanding performance obligations of approximately 0.9 million tons for contracts with fixed sales prices averaging $198 per ton, excluding freight, which will generally be satisfied in the second half of 2023, and 0.7 million tons for contracts with index-based pricing mechanisms.

Our Strategy

Our business strategy is to increase stockholder value through sustained earnings growth, cash flow generation and dividends by:

Developing and Operating Our Metallurgical Coal Properties. We have 62 million reserve tons and 1,156 million measured and indicated resource tons of high-quality metallurgical coal with attractive quality characteristics across high-volatility and low-volatility segments. This geologically advantaged resource and reserve base allows for flexible capital spending in challenging market conditions.

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We plan to complete development of our existing properties and increase annual production over the next few years to approximately 6.5 million clean tons of metallurgical coal, subject to market conditions, permitting and additional capital deployment. We may also acquire additional reserves or infrastructure that contribute to our focus on advantaged geology and lower costs.

Being a Low-Cost U.S. Producer of Metallurgical Coal. Our reserve base presents advantaged geologic characteristics such as relatively thick coal seams at the deep mines, a low effective mining ratio at the surface mines, and desirable metallurgical coal quality. These characteristics contribute to a production profile that has a cash cost of production that is significantly below most U.S. metallurgical coal producers.

Maintaining a Conservative Capital Structure and Prudently Managing the Business for the Long Term. We are committed to maintaining a conservative capital structure with a reasonable amount of debt that will afford us the financial flexibility to execute our business strategies on an ongoing basis.

Enhancing Coal Purchase Opportunities. Depending on market conditions, we purchase coal from other independent producers. Purchased coal is complementary from a blending standpoint with our produced coals or it may also be sold as an independent product.

Demonstrating Excellence in Safety and Environmental Stewardship. We are committed to complying with both regulatory and our own high standards for environmental and employee health and safety requirements. We believe that business excellence is achieved through the pursuit of safer and more productive work practices.

Advancing our Initiatives in Rare Earth Elements and Advanced Carbon Products. We are also focused on critical mineral rare earth development as well as the potential commercialization of coal-to-carbon-based products and materials. These initiatives provide additional growth opportunities and upside potential in future periods.

Competition

Our principal domestic competitors include Alpha Metallurgical Resources, Inc., Blackhawk Mining, LLC, Coronado Global Resources Inc., Arch Resources, Inc., Peabody Energy Corporation and Warrior Met Coal, Inc. We also compete in international markets directly with domestic companies and with companies that produce coal from one or more foreign countries, such as Australia, Canada, and Colombia. Many of these coal producers are larger than we are and have greater financial resources and larger reserve bases than we do.

Corporate Information

Our headquarters are located at 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, and our telephone number is (859) 244-7455. Our investor relations website address is ir.ramacoresources.com.

Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement and other documents that are incorporated by reference herein or therein, before purchasing any securities offered hereby. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find Additional Information” beginning on page 26 of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and our other filings with the SEC. Forward-looking statements may include statements about:

•	risks related to the impact of the novel coronavirus “COVID-19” global pandemic, such as the scope and duration of the outbreak, the health and safety of our employees, government actions and restrictive measures implemented in response, delays and cancellations of customer sales, supply chain disruptions and other impacts to the business, or our ability to execute our business continuity plans;

•	anticipated production levels, costs, sales volumes, and revenue;

•	timing and ability to complete major capital projects;

•	economic conditions in the metallurgical coal and steel industries;

•	expected costs to develop planned and future mining operations, including the costs to construct necessary processing, refuse disposal and transport facilities;

•	estimated quantities or quality of our metallurgical coal reserves;

•	our ability to obtain additional financing on favorable terms, if required, to complete the acquisition of additional metallurgical coal reserves as currently contemplated or to fund the operations and growth of our business;

•	maintenance, operating or other expenses or changes in the timing thereof;

•	the financial condition and liquidity of our customers;

•	competition in coal markets;

•	the price of metallurgical coal or thermal coal;

•	compliance with stringent domestic and foreign laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements;

•	potential legal proceedings and regulatory inquiries against us;

•	the impact of weather and natural disasters on demand, production, and transportation;

•	purchases by major customers and our ability to renew sales contracts;

•	credit and performance risks associated with customers, suppliers, contract miners, co-shippers and traders, banks, and other financial counterparties;

•	geologic, equipment, permitting, site access and operational risks and new technologies related to mining;

•	transportation availability, performance, and costs;

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•	availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives, and tires;

•	timely review and approval of permits, permit renewals, extensions, and amendments by regulatory authorities;

•	our ability to comply with certain debt covenants;

•	tax payments to be paid for the current fiscal year;

•	our expectations relating to dividend payments and our ability to make such payments;

•	the anticipated benefits and impacts of previous acquisitions;

•	risks related to Russia’s invasion of Ukraine and the international community’s response;

•	risks related to weakened global economic conditions and inflation;

•	risks related to the Company’s tracking stock structure and separate performance of its Carbon Ore-Rare Earth (“CORE”) assets; and

•	other risks identified in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of coal. Moreover, we operate in a very competitive and rapidly changing environment and additional risks may arise from time to time. It is not possible for our management to predict all of the risks associated with our business, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement and speak only as of the date of this prospectus. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including funding future acquisitions and investments, repaying indebtedness, making capital expenditures and funding working capital. Although we currently have no specific plans to raise capital at the time of filing this registration statement, if we choose to conduct a financing using this registration statement in the future, the specific purposes for the proceeds of such financing will be described in the prospectus supplement relating to the financing.

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PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NASDAQ or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us for indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than Class A common stock or Class B common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

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DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the Class A common stock, Class B common stock, preferred stock, depositary shares, debt securities, warrants and rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Delaware law and our amended and restated certificate of incorporation (or certificate of incorporation) and amended and restated bylaws (or bylaws). See “Where You Can Find Additional Information.”

Our certificate of incorporation provides that we may issue up to 260,000,000 shares of common stock, $0.01 par value per share, of which up to 225,000,000 shares are designated as Class A common stock and 35,000,000 shares are designated as Class B common stock, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our certificate of incorporation authorizes the holders of a majority in voting power of the outstanding shares of our stock entitled to vote thereon to increase or decrease the number of authorized shares of preferred stock or common stock (but not below the number of shares thereof then outstanding). As of August 30, 2023, we had 43,902,118 shares of Class A common stock outstanding and 8,783,877 shares of Class B common stock outstanding.

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DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and to our certificate of incorporation and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our certificate of incorporation and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. Our certificate of incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.

Class B Common Stock

Voting Rights. Holders of shares of Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock shall vote together as a single class on all matters submitted to a vote of the stockholders. The holders of Class B common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Our intention is for holders of shares of our Class B common stock to ratably receive a quarterly dividend tied to the financial performance of the CORE Assets, subject to the discretion of our Board, the requirements of applicable law, any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. The timing and amount of dividends declared in future periods will depend on, among other things, (a) our earnings, earnings outlook, production, processing and shipping levels, financial condition, cash flow, cash requirements and our outlook on current and future market conditions, (b) our overall liquidity, (c) the restrictive covenants in our credit agreements and any future debt instruments that we may enter into and (d) provisions of applicable law governing the dividends.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class B common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock. Holders of shares of our Class B common stock will not have any specific rights with respect to the CORE Assets.

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Other Matters. Our certificate of incorporation permits our Board, in its sole discretion, to convert all of the outstanding shares of Class B common stock into shares of Class A common stock based on an exchange ratio determined by a 20-day trailing VWAP for each class of stock. All outstanding shares of our common stock are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NASDAQ, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and our bylaws, each as amended, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation and bylaws:

•	establishes advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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•	provides that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provides our Board the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provides that the authorized number of directors may be changed only by resolution of the Board;

•	provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provides that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•	provides that special meetings of our stockholders may only be called by the Board, the chief executive officer or the chairman of the board;

•	provides for our Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provides that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Yorktown Partners LLC (“Yorktown”) and Energy Capital Partners Mezzanine, LLC (“ECP” and together with Yorktown, the “Sponsors”) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provides that our bylaws can be amended by the Board.

Forum Selection

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

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Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into and intend to enter into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that are in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as our transfer and distribution agent and registrar for our shares of common stock.

Listing

Our Class A common stock and Class B common stock are listed on the NASDAQ under the symbols “METC” and “METCB,” respectively.

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DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we had no outstanding shares of preferred stock.

We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable designation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of Class A common stock and Class B common stock.

Although our Board does not have this intention at the present time, it or a duly authorized committee could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the Class A common stock or Class B common stock or otherwise be in the best interest of the holders thereof.

Terms

Our certificate of incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the designation of the class and/or series of preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our Class A common stock or Class B common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether interests in the shares of preferred stock will be represented by depositary shares;

•	any limitations on ownership and restrictions on transfer;

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•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Delaware law and may describe certain material U.S. federal income tax considerations applicable to the preferred stock.

Registrar and Transfer Agent

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

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DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the provisions described below.

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

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Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or a fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into Class A common stock or Class B common stock or other of our securities or property, holders of depositary shares relating to that class or series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Class A common stock or Class B common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least a majority of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued either (i) pursuant to our existing indenture, dated as of July 13, 2021, as amended, modified or supplemented, between us and Wilmington Savings Fund Society, FSB, as trustee (“existing indenture”) or (ii) pursuant to a subordinated debt indenture that we will enter into with Wilmington Savings Fund Society, FSB, as trustee (“new subordinated debt indenture”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We have incorporated by reference our existing indenture and will file a form of our new subordinated debt indenture as an exhibit to a prospectus supplement. We use the term “indentures” to refer collectively to our existing indenture and our new subordinated debt indenture.

The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of our new subordinated debt indenture to be filed as an exhibit to a prospectus supplement to this registration statement, as it may be supplemented, amended or modified from time to time, as well as our existing indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

The following are some of the terms relating to our existing indenture and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	maturity date;

•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

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•	terms of the subordination of any series of subordinated debt;

•	place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow- based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or Class B common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture, nor would it subject the trustee to a risk of liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

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•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

•	to secure any series of security;

•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

•	to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

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In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities;

•	impair the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable; or

•	modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies; and

•	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities.

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We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new subordinated debt indenture in the form to be filed as an exhibit to a prospectus supplement, and our existing indenture, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock, Class B common stock, preferred stock or depositary shares and may issue warrants independently or together with Class A common stock, Class B common stock, preferred stock or depositary shares or attached to, or separate from, such securities. We may issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock or Class B common stock. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of Class A common stock or Class B common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

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LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon the validity of the securities we are offering under this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The financial statements for the year ended December 31, 2022, incorporated in this prospectus by reference to the Annual Report on Form 10- K for the year ended December 31, 2022, as amended, have been so incorporated in reliance on the report of MCM CPAs & Advisors LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements for the year ended December 31, 2021, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Crowe LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements for the year ended December 31, 2020, incorporated in this prospectus by reference to the Annual Report on Form 10- K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Briggs & Veselka Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The information regarding estimated quantities and quality of our proven and probable coal reserves and technical report summaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, is based, in part, on estimates included in reports provided by Weir International, Inc., mining, geology and energy consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Ramaco Resources, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto. The reports and other information we file with the SEC also are available through our website at www.ir.ramacoresources.com. The information on our website is not part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus and the registration of which this prospectus is a part the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023, as amended on Form 10-K/A filed with the SEC on April 7, 2023;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 9, 2023 and for the period ended June 30, 2023, filed with the SEC on August 9, 2023;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2023, June 12, 2023, June 29, 2023 (as amended on Form 8-K/A filed July 31, 2023), and July 20, 2023 (other than any portions of such reports that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 2017, as amended on Form 8-A/A on June 15, 2023, as updated by the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023; and the description of our Class B common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 15, 2023, as updated by the prospectus filed pursuant to Rule 424(b) of the Securities Act with the SEC on June 15, 2023.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

In addition to accessing the above information through the SEC’s website at www.sec.gov, we will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507, telephone number (859) 244-7455.

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$

RAMACO RESOURCES, INC.

% Senior Notes due 2029

PROSPECTUS

Joint Book-Running Managers

Lucid Capital Markets                B. Riley Securities                Janney Montgomery Scott                Piper Sandler

Lead Managers

The Benchmark Company                InspereX LLC                Texas Capital Securities                William Blair & Company, L.L.C.

, 2024